Registration No.

As filed with the Securities and Exchange Commission
on                , 1997



      SECURITIES AND EXCHANGE COMMISSION
            Washington D.C. 20549


                   FORM S-8

            REGISTRATION STATEMENT
                    Under
          THE SECURITIES ACT OF 1933



            AN-CON GENETICS, INC.
(Exact name of registrant as specified in its charter)


Delaware                 11-2644611
(State or other               (I.R.S. Employer
jurisdiction of               Identification Number)
incorporation or
organization)


      734 Walt Whitman Road (Suite 207)
             Melville, NY  11747
                (516) 421-5452

(Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)


            AN-CON GENETICS, INC.
1996 NON-STATUTORY STOCK PURCHASE AND OPTION PLAN
             (Full title of plan)

               Andrew Makrides
                  President
            An-Con Genetics, Inc.
      734 Walt Whitman Road (Suite 207)
             Melville, NY  11747

(Name and address, including zip code, and telephone number, including area code, of agent for service)

                  Copies to:

            Alfred V. Greco, P.C.
        666 Fifth Avenue (14th Floor)
             New York, NY  10103
                (212) 246-6550

(Registration Statement cover page continued)


       CALCULATION OF REGISTRATION FEE


Title of Each
Class of
Securities to
be Registered
Amount to be
Registered(1)
Proposed
Maximum
Offering
Price Per
Share(1)
Proposed
Maximum
Aggregate
Offering
Price(1)
Amount of
Registration
Fee


Common Stock,
par value
$.001 per
share(2)



    1,200,000



$ .75



$900,000



$272.73






(1) Estimated solely for the purpose of calculating the registration fee.
(2)  The shares registered pursuant to this
     Registration Statement are available for grant as of the date of this Registration Statement under the Company's 1996 Non Statutory Stock Purchase and Option Plan and available for issuance pursuant to certain stock options and agreements the forms of which are attached as exhibits to this Registration Statement.
(3)  Pursuant to General Instruction E, the
     registration fee paid in connection
     herewith is based on the maximum aggregate price at which securities covered by this registration statement are Proposed to be offered.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a)
PROSPECTUS

ITEM 1:   Plan Information.

     The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2:   Registration Information and Employee Plan
Annual Information.

     Upon written or oral request, An-Con Genetics, Inc., a Delaware corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to An-Con Genetics, Inc., att: Andrew
Makrides, President, 734 Walt Whitman Road, Melville, NY
11747, tel no. (516) 421-5452.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

ITEM 3:   Incorporation of Documents by Reference.

     The following documents, which are on file with the Securities and Exchange Commission (the
"Commission"), are incorporated in this Registration
Statement by reference:

     (a)  Annual Report on Form 10-KSB for the Fiscal
          Year Ended December 31, 1996.

     (b)  Quarterly Report on Form 10-QSB for the
          Quarterly Period Ended June 30, 1997.

     (C)  Quarterly Report on Form 10-QSB for
          the Quarterly Period ended March 31,
          1997.

     (d) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to
Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.



ITEM 4:   Description of Securities.

                     N/A

ITEM 5:   Interests of Named Experts and Counsel.

                     N/A

ITEM 6.   Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation generally provide for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses
(including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.
Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 7:   Not Applicable

ITEM 8:   Exhibits.

4.1  1996 Non-Statutory Stock Option Plan.
4.2  Form of Stock Option.
4.3  Form of Stock Purchase Agreement
5.1  Opinion of Alfred V. Greco, P.C.
23.1 Consent of Alfred V. Greco, P.C. (consent included in Exhibit 5.1).
23.2 Consent of Bloom & Company



ITEM 9:   Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i)  To include any prospectus required by
Section 10(a) (3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

     (iii) To include any additional or changed material information on the plan of distribution;

     provided, however, that paragraphs (1)(i) and (1(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

     (2) That, for determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.





     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officers or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  SIGNATURES

     Pursuant to the requirements of the Securities Act
of 1933, the Registrant certifies that it has reasonable
grounds to believe that it meets all of the requirements
for filing on Form S-8 and has duly caused this
Registration Statement to be signed on its behalf by the
undersigned, thereunto duly authorized, in the city of
New York, New York, on this         day of August, 1997.

                    AN-CON GENETICS, INC.



                    By s/J. Robert Saron
                    J. Robert Saron,
                    Principal Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature Capacity in Which Signed Date


s/J. Robert Saron
J. Robert Saron                 Chairman of the Board    September 5,1997
             Chief Executive Officer and
             Director (Principal
             Executive Officer)

s/Andrew Makrides
Andrew Makrides                 President, Director September 5,1997

s/Delton Cunningham
Delton Cunningham Chief Financial
               Officer          September 4,1997
               (Chief Financial Officer
                and Principal Accounting
                Officer)

s/George Kromer
George Kromer                   Director  September 8, 1997

s/Joseph Valenti
Joseph Valenti                  Director  September 8, 1997












              POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints
Andrew Makrides and/or J. Robert Saron as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration
Statement, and to file the same with the Securities and Exchange Commission, granting until said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature   Capacity in Which Signed    Date


s/George Kromer
George Kromer                   Director  September 8, 1997


s/Joseph Valenti
Joseph Valenti                  Director  September 8, 1997

                EXHIBIT INDEX

Document  Description of   Sequentially
          Document         Numbered Page

4.1       1996 Non-Statutory Stock Purchase
          and Option Plan
4.2       Form of Stock Option
4.3       Form of Stock Purchase Agreement
5.1       Opinion of Alfred V. Greco, P.C.
23.1      Consent of Alfred V. Greco, P.C.
            (contained in opinion)
23.2      Consent of Bloom & Company










































            AN-CON GENETICS, INC.
1996 NON-STATUTORY STOCK PURCHASE AND OPTION PLAN

1. Purpose. The purpose of the An-Con Genetics, Inc.
1996 Non-Statutory Stock Purchase and Option Plan  (the
"Plan"), is to attract and/or retain and to provide an incentive to employees, officers, directors, certain independent contractors and consultants of An-Con
Genetics, Inc. (the "Company"), a Delaware corporation, in connection with providing services to the Company and to continue to contribute to its success.

As used in the Plan, the term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute, and the terms "Parent" and "Subsidiary" shall have the meanings set forth in Code
Sections 424(e) and (f).

This Plan was adopted by the Board of Directors as of February 19, 1996.

2. Administration. The Plan shall be administered by a Plan Committee which shall be established by the Board of Directors of the Company (the "Board"). Members of the Plan Committee shall be appointed, both initially and as vacancies occur, by the Board. Until such committee is appointed or duly constituted, or in the event of a minimum number of members thereof, the Board shall make all determinations for grants under the Plan.
The Board, at any time it so desires, may increase or decrease, but not below two, the number of members of the Plan Committee, may remove from membership on the Plan Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Plan Committee, whether by removal, resignation or otherwise. The provisions hereof the Plan and all option agreements executed pursuant thereto, and its decisions shall be conclusive and binding upon all interested persons. Subject to the provisions of the Plan, the Committee shall have the sole authority to determine:

         (a) The persons to whom shares are granted
(hereinafter "Grantees") or persons to whom options to purchase shares of Common Stock of the Company shall be granted (hereinafter "Optionee");

         (b) The number of shares or options to be granted to each Grantee or Optionee;

         (C) The consideration for each share of Stock issued under the Plan or price per share upon the exercise of each option;

         (d) The period within which each option shall be exercised and, with the consent of the optionee, any extensions of such period (provided however, that the original period and all extensions shall not exceed the maximum period under the Plan).

         (e) The terms and conditions of each grant or each stock option agreement entered into between the Company and persons to whom the Company has granted options and of any amendments thereto (provided that the Optionee consents to each such amendment).

The Plan Committee shall meet at such times and places as it determines, including by means of a telephone conference call. A majority of the members shall constitute a quorum, and a decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Plan
Committee. A memorandum signed by all of the members of the Plan Committee shall constitute the decision of the Plan Committee without the necessity, in such event, for holding an actual meeting.

         3. Eligibility. Employees including officers, directors, non-salaried directors, independent contractors, consultants and such other persons providing significant services to the Company shall be eligible to receive shares for purchase or options under the Plan.

         4. Stock Subject to Plan. There shall be reserved for issuance under the Plan, directly to Grantees or for issuance upon the exercise by Optionees of options to purchase shares, a total of 1,200,000 shares of Stock or the number of shares of Stock, which, in accordance with the provisions of Section 7 hereof, shall be substituted therefor. Such shares issuable directly under the Plan or pursuant to exercise of options may be treasury shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, unpurchased shares subject thereto shall again be available.

         5. Terms of Options. Non Statutory Stock options may be granted under the Plan to employees including officers, directors, non-salaried directors, consultants, independent contractors and such other persons who provide substantial services to the Company.
Each stock option granted under the plan shall be evidenced by a written stock option issued in the name of the person to whom such option is granted by the Company. Such stock option agreement shall provide that the option is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Plan Committee may deem appropriate in each case:

         (a) Option Price.

         The Plan provides that the option price with respect to each option will not be less than twenty percent (20%) of the fair market value of such share on the date the option is granted. The fair market value of a share on a particular date shall be deemed to be the average of either (I) the highest and lowest prices at which shares were sold on the date of grant, if traded on a national securities exchange, (ii) the high and low prices reported in the consolidated reporting system, if traded on a "last sale reported" system, such as NASDAQ, for over the counter securities, or (iii) the high bid and high asked price for other over-the-counter securities or securities sold on the Electronic Bulletin
Board. If no transactions in the stock occur on the date of grant, the fair market value shall be determined as of the next earliest day for which reports or quotations are available. If the common shares are not then quoted on any exchange or in any quotation medium at the time the option is granted, then the Board of Directors or Committee will use its discretion in selecting a good faith value believed to represent fair market value based on factors then known to them.

         (b) Period. The periods, during which an option to purchase shares may be exercised, shall be determined by the Plan Committee at the time the option is granted, but in no event shall such period exceed 10 years from the date this Plan is adopted.

         (c) Payment Upon Exercise Of Option. The option exercise price for each share of Stock purchased hereunder shall be paid in full at the time of purchase.
The Plan committee may provide that the purchase price be payable at the election of the optionee, with the consent of the Plan Committee, in whole or in part, either (a)in cash or (b)by cancellation of all or part of any outstanding indebtedness of the Company to the optionee on the date on which the option is exercised;
or (c)any combination of the foregoing. No share of Stock shall be issued until full payment therefor has been made, and no Grantee or Optionee shall have any rights as an owner of shares of Stock until the date of issuance to him of the stock certificate evidencing such Stock.

         (d)Non-Transferability of Option. The options granted pursuant to the Plan are non-transferable except by will or the laws of descent and distribution of the state or country of the Optionee's domicile at time of death.

         (e)Termination of Option. Unless otherwise specified in the applicable option agreement upon termination of the Optionee's relationship with the Company, his rights to exercise options then held by him shall be only in accordance with the following (in no case do the time periods referred to below extend the terms specified in any option):

              (I) Upon termination of the Optionee's
              employment with the Company for cause; For purposes hereof termination for cause shall be defined as termination due to gross negligence, malfeasance or other act which causes substantial harm to the Company, conviction for commission of a felony, misdemeanor (not a traffic violation) or crime of moral turpitude or abuse of drugs.

              (ii) At the expiration of twelve (12)
              months from the date of termination of the Optionee's employment with the Company for any reason other than death, without cause;
              provided, that if the Optionee dies within such twelve-month period, subclause (iii) below shall apply; or

              (iii) At the expiration of fifteen (15)
              months after the date of death of the
              Optionee.


         6. Shares Granted Under the Plan. Shares granted pursuant to the Plan shall be pursuant to an agreement whereby the Grantee shall accept the shares and acknowledge the consideration paid for the shares and manner of payment, which shall be either in cash, certified or official bank check, or by cancellation of indebtedness of the Company to Grantee for services rendered, or in satisfaction of a contractual obligation to Grantee for which bonafide services will have been rendered. Grantee shall evidence the foregoing by countersigning such agreement at the time of grant.

         7. Adjustment of Shares.
         (a) In the event of changes in the outstanding
Stock by reason of stock dividends, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined by the Plan Committee), an appropriate adjustment shall be made by the Plan
Committee in the number of shares reserved under the Plan, in the number of shares set forth in Section 4 hereof. The determination of the Plan committee as to what adjustments shall be made shall be conclusive. The
Plan Committee shall give prompt notice to all grantees of any adjustment pursuant to this Section.

         (b)Termination of Options on Merger,
Reorganization or Liquidation of the Company.
Notwithstanding anything to the contrary in this Plan, in the event of any merger, consolidation or other reorganization of the Company in which the Company is not the surviving or continuing corporation (as determined by the Plan Committee) or in the event of the liquidation or dissolution of the Company, all options granted hereunder shall terminate on the effective date of the merger, consolidation, reorganization, liquidation or dissolution unless there is an agreement with respect thereto which expressly provides for the assumption of such options by the continuing or surviving corporation.

         8. Securities Law Requirements. The Company's obligation to issue shares of its Stock upon grant is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or rulings and regulations of any government regulatory body or the making of such investment representations or other representations and undertakings by the grantee (or his legal representative, heir or legatee, as the case may
be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. The
Company may refuse to permit the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.

         9. Tax Withholding. As a condition to the exercise of an option or otherwise, the Company may require an Optionee to pay over the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of an option granted hereunder. At the discretion of the Plan
Committee and upon the request of an Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Stock otherwise issuable to the Optionee upon the exercise of an option.

         10. Amendment. The Board may amend the Plan at any time.

         11. Effective Date. The Plan shall be effective upon the date of its adoption by the Board.

         12. Termination. The Plan shall terminate automatically as of the close of business on the day preceding the fifth anniversary date of its effectiveness or earlier by resolution of the Board, or upon consummation of any merger, consolidation or other reorganization in which the options granted hereunder terminate, all as described in Section 9(b) hereof.

         13.  Stock Purchase and/or Stock Option Agreement.
Each grant of shares or grant of options under the Plan shall be evidenced by a written document executed by the Company, which (I) shall contain each of the provisions herein specifically required to be contained therein,
(ii) may contain such other terms and conditions as the Plan Committee deems desirable and which are not inconsistent with the Plan.

         14. No Right to Perform Services. Nothing in this
Plan shall confer upon any Optionee any right to continue to perform services for the Company, or shall interfere with or restrict in any way the rights of the Company to discharge or terminate any employee, independent contractor or consultant at any time for any reason whatsoever, with or without good cause.







         Executed and dated as of the date first written above at New York, New York.


                             AN-CON GENETICS, INC.

                             By: s/Andrew Makrides
                                 President


















































            An-Con Genetics, Inc.
            a Delaware corporation

          NON-STATUTORY STOCK OPTION

Name of Optionee

Address
No.

         This option is granted as of the date set
forth above between An-Con Genetics, Inc., a
Delaware corporation (hereinafter the "Company"),
to the Optionee named above (hereinafter
"Optionee").  The option granted hereby is granted
pursuant to the An-Con Genetics, Inc., 1996
Non-Statutory Stock  Purchase and Option
Plan dated      , 1996 (the "Plan").

         1.Grant.  Pursuant to and subject to the
terms and conditions of the plan, the Company
grants to the Optionee, the right and option (the
"Option") to purchase at $     per share on the
terms and conditions hereinafter set forth all or
any part of an aggregate of      shares (the
"Shares") of the currently authorized and unissued
Common Stock, par value $.001 per share.  The
Option shall be exercisable, in whole or in part, during the period commencing with the date on which it is granted and ending December 31, 199 .

         Nothing contained herein construed to limit or restrict the right of the Company or a parent or subsidiary corporation of the Company to terminate the Optionee's services for the Company.

         2.Method of Exercise. The Option may be
exercised pursuant thereto by written notice to the Company stating the number of shares with respect to which the option is being exercised, together with payment in full, (a) in cash or certified check, or (b) acknowledgment by Optionee of cancellation of the Company's indebtedness to the Optionee, or satisfaction of the Company's obligation to the Optionee for services rendered;
or (C) any combination of the foregoing. If requested by the Board of Directors, upon exercise but prior to the delivery of any Shares, the Optionee shall supply the Board of Directors with a representation that the Shares are not being acquired with a view to distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations.

         As soon after the notice of exercise as the company is reasonably able to comply, the Company shall, without payment of any transfer or issue tax by the Optionee, deliver to the Optionee or any such other person, at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates for the Shares being purchased upon exercise of the option.
Notwithstanding the foregoing, the company shall have the right to postpone the time of delivery of the shares for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange or any federal, state or local law. The Optionee may exercise the option for less than the total number of shares for which the option is then exercisable, provided that a partial exercise may not be for fewer than 100 shares, unless the remaining shares exercisable under the option is for less than 100 Shares. The option may be exercisable for whole shares only.


         3.Termination of option. The option shall terminate and expire immediately and in total at the expiration date of the option. In addition, the option shall automatically terminate upon the earlier of:

(i) the termination of the Optionee's employment with the Company for cause (as defined under the Plan);

(ii)At the expiration of twelve (12) months from the date of termination of the Optionee's employment with the company for any reason other than death, without cause; provided, that if the Optionee dies within such twelve-month period, subclause (iii) below shall apply; or

(iii) At the expiration of fifteen (15) months after the date of death of the Optionee.


         4.Adjustments. If there is any change in the capitalization of the company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to section 5 hereof), then the number and kind of shares then subject to the option and the price to be paid therefor shall be appropriately adjusted by the Board of Directors; provided, however, that in no event shall any such adjustment result in the Company's being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with an appropriate adjustment to the price of each share or other unit of security covered by this option.

5.Cessation of Corporate Existence.
Notwithstanding any other provision of this option, upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the company or of more than 50% of the then outstanding stock of the Company to another corporation or other entity, the option granted hereunder shall terminate; provided, however, that:
(i) each option for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall, within five days before the effective date of such dissolution or liquidation, merger or consolidation or sale of assets in which the company is not the surviving corporation or sale of stock, become fully exercisable; or (iii) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated to, tender to any Optionee, an option to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of this option.

         6.Non-Transferability. The option is not assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee. Upon any attempted transfer of this Option contrary to the provisions hereof, the Board of Directors may, at its discretion, terminate this option.


         7.No Stockholder Rights. The Optionee or other person entitled to exercise this option shall have no rights or privileges as a stockholder with respect to any Shares subject hereto until the Optionee or such person has become the holder of record of such Shares, and no adjustment (except such adjustment as may be effected pursuant to the provisions of section 4 hereof) shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which the Optionee or such person becomes the holder of record.

Executed by the Company as of this      day of
     , 199  .


                       An-Con Genetics,Inc.
                       a Delaware corporation

                       By:



            An-Con Genetics, Inc.
            a Delaware corporation

    NON-STATUTORY STOCK PURCHASE AGREEMENT


Name of Grantee

Address
No.


This Agreement ("Agreement") is made as of the date set forth above between An-Con Genetics, Inc., a Delaware corporation (hereinafter the "Company"), and the Grantee named above (hereinafter "Grantee"). The shares granted by this Agreement is designated a "Non-Statutory Option" granted pursuant to the An-Con Genetics, Inc., 1996
Non-Statutory Stock Purchase and Option Plan dated February, 1996 (the "Plan").

1. Grant of Shares. Pursuant to and subject to the terms and conditions of the Agreement, the Company grants to the Grantee, a consultant to the Company, shares of Common Stock of the Company on the terms and conditions hereinafter set forth an aggregate of shares (the "Shares") of the currently authorized and unissued Common Stock, par value $.001 per share.
Grantee by his (her) countersignature hereon, does hereby accept the shares at the consideration of $ per share payable as follows (check appropriate section):

     (a) $     in cash or by certified or official bank
check; or

     (b) $     by cancellation of $     of bona fide
indebtedness of the Company to Grantee; or

     (C) $     by accepting the shares in satisfaction
of the Company's contractual obligation to Grantee for
services rendered pursuant to agreement dated       .


Nothing contained herein is construed to limit or restrict the right of the Company or a parent or subsidiary corporation of the Company to terminate the Grantee's services for the Company.


2. Method of Acceptance. This Agreement is addressed to the Grantee in duplicate and shall not be effective until the Grantee has filled in the appropriate blanks and executed the acceptance below and returned one copy to the Company, thereby acknowledging that he has read and agreed to all the terms and conditions of this Agreement.





Executed by the Company as of this       day of
       ,  199   .


                               An-Con Genetics,Inc.
                           a Delaware corporation

                      By:


ACCEPTED:

("Grantee")



By:
                                         Date









































Alfred V. Greco
A professional Corporation
666 Fifth Avenue (14th Floor)
New York, NY 10103



August 19, 1997


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


Re: An-Con Genetics, Inc. (the "Company")
1996 Non-Statutory Stock Purchase and Option Plan

Gentlemen:

The undersigned has been requested to furnish an opinion in connection with the filing of a Form S8 for 1,200,000 shares of Common Stock of the Company being registered with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") and issuable directly and/or pursuant to exercise of options. In this connection, the undersigned has reviewed the corporate records in connection with the adoption of the Plan and other salient documents for the purpose of this opinion.
Based upon the foregoing, the Plan, the shares issuable under the Plan and the reservation of shares required in connection with the Plan have been duly adopted by the Board of Directors of the Company. The shares issuable pursuant to the Plan or issuable upon exercise of options granted pursuant to the terms of the Plan, when issued, will be validly issued, fully paid and non-assessable.

The undersigned hereby consents to the use of the name of this firm and the undersigned in connection with the Form S8 Registration Statement for the 1,200,000 shares covered under the Plan and which are the subject of the registration statement being filed under the Act.






Very Truly Yours,
s/Alfred V. Greco

Alfred V. Greco







Bloom and Company
50 Clinton Street, Suite 502
Hempstead, NY 11550



August 19, 1997


CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this Form S-8, Registration statement for the 1,200,000 shares covered under the 1996 Non-statutory stock purchase and option plan of our report dated March 29, 1997 included in the 1996 Annual Report to stockholders of An-Con Genetics, Inc.




S/Bloom and Company
Bloom and Company